UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2012
Date of Report (Date of earliest event reported)

Bionovo, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 601-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed in the press release attached hereto as Exhibit 99.1, on January 27, 2012, Bionovo, Inc. (the “Company”) notified The NASDAQ Stock Market, Inc. (“NASDAQ”) of the Company’s determination to file a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) to effect the voluntary delisting of its common stock from the NASDAQ Capital Market.

Despite having until March 10, 2012 to regain compliance with NASDAQ’s continued listing requirement under Listing Rule 5550, the Company’s Board of Directors on January 26, 2012 determined that it is in the best interest of the Company to voluntarily delist its common stock from the NASDAQ Capital Market. The Company plans to file the Form 25 with the SEC on or about February 7, 2012. The Company intends to continue to file reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

It is expected that the delisting will take effect as of the close of trading in New York on February 17, 2012 and the Company is making arrangements for its common stock to thereafter be quoted on the Over-The-Counter Bulletin Board. The Over-The-Counter Bulletin Board is a market tier for over-the-counter-traded companies that are registered and reporting with the SEC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each of Isaac Cohen, the Company’s Chairman, Chief Executive Officer, Chief Scientific Officer and a member of the Board of Director, and Mary Tagliaferri, the Company’s President, Chief Medical Officer, Chief Regulatory Officer, Secretary, Treasurer and a member of the Board of Director (together, the “Executives”)entered into amended and restated employment agreements (the “Employment Agreements”) with the Company, effective January 23, 2012. Pursuant to the Employment Agreements each Executive receives a base annual salary of $375,000 and an annual bonus, the amount of which shall be determined by the Company’s Compensation Committee and or the Board of Directors in their discretion.

Dr. Cohen’s Employment Agreement provides that, in the event of termination of employment by Dr. Cohen for “good reason,” or a termination of employment by the Company without “cause”, change in control or non renewal, as such terms are defined in such Employment Agreement, Dr. Cohen shall be entitled to receive: (a) a lump sum in an amount equal to two and one-half years of Dr. Cohen’s base annual salary; (b) a lump sum in an amount equal to the annual bonus paid by the Company to Dr. Cohen for the last fiscal year of the Company ending prior to the date of termination multiplied by two and one-half; (c) insurance coverage for Dr. Cohen and his dependents, at the same level and at the same charges to Dr. Cohen as immediately prior to his termination, for a period of two and one-half years following his termination from the Company; (d) all accrued obligations, as defined therein; and (e) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which Dr. Cohen participated at the time of termination, an amount equal to the amount Dr. Cohen would have earned if he had continued employment for two and one-half additional years. If Dr. Cohen is terminated by reason of his disability, he shall be entitled to receive, for two and one-half years after such termination, his base annual salary less any amounts received under a long term disability plan. If Dr. Cohen’s employment with the Company is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him under the terms of his Employment Agreement.

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Dr. Tagliaferri’s Employment Agreement provides that, in the event of termination of employment by Dr. Tagliaferri for “good reason,” or a termination of employment by the Company without “cause”, change in control or non renewal, as such terms are defined in such Employment Agreement, Dr. Tagliaferri shall be entitled to receive: (a) a lump sum in an amount equal to two and one-quarter years of Dr. Tagliaferri’s base annual salary; (b) a lump sum in an amount equal to the annual bonus paid by the Company to Dr. Tagliaferri for the last fiscal year of the Company ending prior to the date of termination multiplied by two and one-quarter; (c) insurance coverage for Dr. Tagliaferri and her dependents, at the same level and at the same charges to Dr. Tagliaferri as immediately prior to her termination, for a period of two and one-quarter years following her termination from the Company; (d) all accrued obligations, as defined therein; and (e) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which Dr. Tagliaferri participated at the time of termination, an amount equal to the amount Dr. Tagliaferri would have earned if he had continued employment for two and one-quarter additional years. If Dr. Tagliaferri is terminated by reason of her disability, he shall be entitled to receive, for two and one-quarter years after such termination, her base annual salary less any amounts received under a long term disability plan. If Dr. Tagliaferri’s employment with the Company is terminated by reason of her death, her legal representatives shall receive the balance of any remuneration due him under the terms of her Employment Agreement.

Each of the Employment Agreements currently expires on January 23, 2017, but will automatically renew for successive two year periods unless notice is given to the Company within 180 days of the end of such successive term.

The above descriptions of the Employment Agreements are summaries and are qualified in their entirety by reference to Dr. Cohen’s Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference and Dr. Tagliaferri’s Employment Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number

10.1	Amended and Restated Employment Agreement between Bionovo, Inc. and Isaac Cohen, dated as of January 23, 2012.

10.2	Amended and Restated Employment Agreement between Bionovo, Inc. and Mary Tagliaferri, dated as of January 23, 2012.

99.1	Bionovo, Inc. Press Release dated January 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: January 27, 2012	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

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EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement between Bionovo, Inc. and Isaac Cohen, dated as of January 23, 2012.

10.2	Amended and Restated Employment Agreement between Bionovo, Inc. and Mary Tagliaferri, dated as of January 23, 2012.

99.1	Bionovo, Inc. Press Release dated January 27, 2012.